Exhibit 1.1

Ardagh Group S.A.

Société anonyme

Siège social : L-2134 Luxembourg, 56, Rue Charles Martel

R.C.S. Luxembourg section B numéro 160804

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STATUTS COORDONNÉS AU

18 DECEMBRE 2019

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TABLE OF CONTENTS

INTERPRETATION

1. Definitions

FORM, NAME, DURATION AND REGISTERED OFFICE

2. Form and Name

3. Duration

4. Registered Office

CORPORATE OBJECTS

5. Corporate Objects

SHARES

6. Share Capital and Rights Attaching to Shares

7. Power to Issue Shares

8. Variation of Rights Attaching to Shares

9. Power of the Company to Purchase or otherwise Acquire its own Shares

10. Suspension and/or Waiver of Voting Right; Voting by Incapacitated Holders

11. Statements of Share Ownership

REGISTRATION OF SHARES

12. Register of Shareholders

13. Transfer of Shares

14. Conversion of Class B Common Shares

15. Compulsory Transfer of Shares

ALTERATION OF SHARE CAPITAL

16. Power to Alter Capital

DIVIDENDS AND LEGAL RESERVE

17. Dividends

18. Legal Reserve

MEETINGS OF SHAREHOLDERS

19. General Meetings

20. Record Date For Shareholder Notice; Voting.

21. Convening of General Meetings

22. Participation by telephone or video conference

23. Quorum at General Meetings

24. Voting on Ordinary and Special Resolutions

25. Instrument of Proxy

26. Adjournment of General Meeting

DIRECTORS AND OFFICERS

27. Number of Directors

28. Election of Directors

29. Classes of Directors

30. Term of Office of Directors

31. Removal of Directors

32. Vacancy in the Office of Director

33. Remuneration of Directors

34. Directors to Manage Business

35. Powers of the Board of Directors

36. Appointment of Chairman and Secretary

37. Appointment, Duties and Remuneration of Officers

38. Indemnification of Directors and Officers

39. Binding Signatures

MEETINGS OF THE BOARD OF DIRECTORS

40. Board Meetings

41. Notice of Board Meetings

42. Participation by telephone or video conference

43. Quorum at Board Meetings

44. Board to Continue in the Event of Vacancy

45. Written Resolutions

46. Validity of Acts of Directors

CORPORATE RECORDS

47. Minutes of the Meetings of the Shareholders

48. Minutes of the Meetings of the Board

49. Place Where Corporate Records Kept

50. Service of Notices

FINANCIAL YEAR

51. Financial Year

AUDITOR

52. Appointment of Auditor

VOLUNTARY WINDING-UP AND DISSOLUTION

53. Winding-Up

CHANGES TO CONSTITUTION

54. Changes to Articles

55. Governing Law

INTERPRETATION

1. Definitions
1.1 In these Articles, the following words and expressions shall, where not inconsistent with the context, have the following meanings, respectively:

Acquiror has the meaning ascribed in Article 15.1;

Acquiror Expert has the meaning ascribed in Article 15.1;

Acquiror Purchase Price has the meaning ascribed in Article 15.2;

Act the Luxembourg law of 10 August 1915 pertaining to commercial companies, as amended from time to time;

Affected Class B common share has the meaning ascribed in Article 14.4;

Affiliate with respect to a person, means any person directly or indirectly controlling, controlled by or under common control with such person;

Articlesmeans these articles, as amended from time to time in accordance with Article 54;

Article 15 Notice has the meaning ascribed in Article 15.1;

Auditor means one or more independent auditors (réviseurs d’enterprises) appointed in accordance with these Articles and includes an individual, company or partnership;

Board the board of directors appointed or elected from time to time pursuant to these Articles;

Chairman the chairman of the Board;

Class A common shares has the meaning ascribed in Article 6.1;

Class B common shares has the meaning ascribed in Article 6.1;

clear days in relation to the period of a notice, that period excluding the day when the notice is given or deemed to be given and the day for which it is given or on which it is to take effect;

Common Shares has the meaning ascribed in Article 6.1;

Company the company for which these Articles are approved and confirmed;

Compulsory Acquisition Notice has the meaning ascribed in Article 15.2;

Control with respect to any person, means the possession, directly or indirectly, by another person of the power to direct or cause the direction of the management and policies of such first person, whether through the ownership of voting securities, by contract or otherwise;

Conversion has the meaning ascribed in Article 14.2;

Conversion Trigger has the meaning ascribed in Article 14.3;

Depository has the meaning ascribed in Article 12.4;

Director a director of the Company;

EUR the single currency of participating member states of the European Union and the lawful currency for the time being of Luxembourg;

Fair Market Value has the meaning ascribed in Article 9.6;

Family Member with respect to any natural person who is a Pre-IPO Equity Interest Holder, such person’s spouse, domestic partner, parents, stepparents, grandparents, lineal descendants, siblings and lineal descendants of siblings. Lineal descendants include adopted persons and stepchildren;

Indemnified party has the meaning ascribed in Article 38.1;

Luxembourg has the meaning ascribed in Article 4.1;

notice written notice as further provided in these Articles unless otherwise specifically stated;

Notice of Objection has the meaning ascribed in Article 15.3;

notice to the Company written notice addressed to the Secretary or another officer identified by the Company to Shareholders from time to time, delivered to the registered office of the Company by hand or mail, or to the Company by facsimile or electronic mail (with customary proof of confirmation that such notice has been transmitted);

Officer any person appointed as an officer of the Company by the Board, with such title, powers and duties as designated by resolution of the Board in accordance with Article 37;

Ordinary Resolution a resolution adopted at an ordinary general meeting (including the annual general meeting) with the quorum set forth in Article 23.1 and the majority set forth in Article 24.1;

Parent ARD Holdings S.A. and any successors thereto;

Permitted Entity (a) a Permitted Trust solely for the benefit of (i) a Pre-IPO Equity Interest Holder, (ii) one or more Family Members of such Pre-IPO Equity Interest Holder and/or (iii) any other Permitted Entity of such Pre-IPO Equity Interest Holder;

(b) any general partnership, limited partnership, limited liability company, corporation or other entity exclusively owned by (i) a Pre-IPO Equity Interest Holder, (ii) one or more Family Members of such Pre-IPO Equity Interest Holder and/or (iii) any other Permitted Entity of such Pre-IPO Equity Interest Holder;

(c) the personal representative of the estate of a Pre-IPO Equity Interest Holder upon the death of such Pre-IPO Equity Interest Holder solely to the extent such individual or entity is acting in the capacity as personal representative of such estate;

(d) a revocable living trust, which revocable living trust is itself a Permitted Trust, following the death of the natural person grantor of such trust, solely to the extent that such shares are held in such trust pending distribution to the beneficiaries designated in such trust, all of whom are Qualified Holders; and

(e) a guardian or conservator of a Qualified Holder who has been adjudged disabled, incapacitated, incompetent or otherwise unable to manage his own affairs by a court of competent jurisdiction, solely in that guardian's or conservator's capacity as such.

Except as explicitly provided for in these Articles, a Permitted Entity of a Pre-IPO Equity Interest Holder shall not cease to be a Permitted Entity of that Pre-IPO Equity Interest Holder solely by reason of his death;

Permitted Transfer any transfer of a Class B common share to a Qualified Holder;

Permitted Trust a trust where each trustee is (a) a Pre-IPO Equity Interest Holder, (b) a Family Member of a Pre-IPO Equity Interest Holder, or (c) a professional (including an attorney or accountant) in the business of providing trustee services, including private professional fiduciaries, trust companies and bank trust departments.

person any individual, corporation, partnership, joint venture, limited liability company, trust or other incorporated or unincorporated organisation or any other entity, including a governmental entity or authority;

Pre-IPO Equity Interest a beneficial direct or indirect equity interest in (i) Parent, including as a holder of a beneficial equity interest in any corporation, partnership, limited liability company or similar business entity that holds the beneficial interest in shares in Parent, or (ii) any Subsidiary of Parent, including as a holder of a beneficial equity interest in any corporation, partnership, limited liability company or similar business entity that holds the beneficial interest in shares in such Subsidiary;

Pre-IPO Equity Interest Holder a person who, as of the date of the closing of the initial public offering of Class A common shares, is a beneficial owner (and thus ignoring and excluding any holder who is a nominee for the benefit of a beneficial owner, no such nominee being a Pre-IPO Equity Interest Holder for these purposes) of a Pre-IPO Equity Interest, including any natural person who has transferred his Pre-IPO Equity Interest to a Permitted Entity as of such date;

Purchase Price has the meaning ascribed in Article 15.3;

Qualified Holder (i) Parent or any Subsidiary of Parent (or any successor to Parent or any of its Subsidiaries), or (ii) any Pre-IPO Equity Interest Holder or any Family Member or Permitted Entity of such Pre-IPO Equity Interest Holder;

Register of Shareholders the register of shareholders referred to in these Articles;

Relevant Shareholder has the meaning ascribed in Article 14.5;

Remaining Holder Expert has the meaning ascribed in Article 15.3;

Reorganisation Event an event in which the shareholders of Parent and/or other Subsidiaries of Parent (or any successors thereto) will receive direct ownership in a number of Class B common shares or Class A common shares (in proportion to their respective ownership interest in Parent and/or other Subsidiaries of Parent), whether by dividend, distribution, exchange offer or other means; provided that the aggregate number of Class B common shares received by such shareholders in such event shall be substantially the same as or fewer than (adjusting for fractional shares) the number of the Class B common shares owned by Parent and any Subsidiaries of Parent (or any successors thereto) immediately prior to the date of such event;

Remaining Holders has the meaning ascribed in Article 15.1;

Remaining Shares has the meaning ascribed in Article 15.1;

Secretary the person appointed as secretary of the Company by the Board, including any deputy or assistant secretary and any person appointed by the Board to perform any of the duties set forth in Article 36.2 and specifically entrusted by resolution to the Secretary;

Share Capital in Issue the sum of the aggregate par value of the issued Common Shares, taking into account that the par value of each Class A common share is EUR 0.01 and the par value of each Class B common share is EUR 0.10;

Shareholder any person registered in the Register of Shareholders as the holder of shares in the Company;

Special Resolution a resolution adopted at an extraordinary general meeting with the quorum set forth in Article 23.2 and the majority set forth in Article 24.2;

Subsidiary an incorporated or unincorporated entity in which another person (i) has a majority of the shareholders' or members' voting rights or (ii) has the right to appoint or remove a majority of the members of the administrative, management or supervisory body and is at the same time a shareholder in or member of such entity;

Transfer has the meaning ascribed in Article 13.6; and

Treasury Share a share of the Company that was or is treated as having been acquired and held by the Company and has been held (or is treated as having been held) continuously by the Company since it was so acquired and has not been cancelled.

1.2 In these Articles, where not inconsistent with the context:

(a)words denoting the plural number include the singular number and vice versa;

(b)words denoting the masculine gender include the feminine and neuter genders;

(c)the word:

(i)"may" shall be construed as permissive;

(ii) "shall" shall be construed as imperative; and

(iii) "including" shall be deemed to be followed by the words "without limitation";

(d)a reference to statutory provision shall be deemed to include any amendment or re-enactment thereof;

(e)the word "corporation" means a legal entity (personne morale);

(f)unless otherwise provided herein, words or expressions used in these Articles and defined in the Act shall bear the same meaning in these Articles as in the Act.

1.3 In these Articles expressions referring to writings shall, unless the contrary intention appears, include facsimile, printing, lithography, photography, electronic mail and other modes of representing words in visible form.

1.4 Headings used in these Articles are for convenience only and are not to be used or relied upon in the construction hereof.

FORM, NAME, DURATION AND REGISTERED OFFICE

2. Form and Name

The Company’s legal name is "Ardagh Group S.A." and it is a public limited liability company (société anonyme).

3. Duration

The Company is incorporated for an unlimited duration.

4. Registered Office

4.1 The registered office of the Company is established in the City of Luxembourg, Grand Duchy of Luxembourg ("Luxembourg"). It may be transferred within Luxembourg by a resolution of the Board, which may amend the Articles accordingly.

4.2 If the Board determines that extraordinary political or military developments or events have occurred or are imminent and that these developments or events would interfere with the normal activities of the Company at its registered office, or with the ease of communication between such office and persons abroad, the registered office may be temporarily transferred abroad until the complete cessation of these extraordinary circumstances. Such temporary measures shall have no effect on the nationality of the Company which, notwithstanding the temporary transfer of its registered office, will remain a Luxembourg incorporated company. Such temporary measures will be taken by the Board and notified to the Shareholders of the Company.

CORPORATE OBJECTS

5. Corporate Objects

5.1 The corporate objects of the Company are to hold, directly or indirectly, equity or other interests in other persons, including its Subsidiaries, and take all actions as are necessary or useful to realise these objects.

5.2 The Company has the power to carry out the following actions:

(a) the acquisition, holding, management and disposal, in any form, by any means, directly or indirectly, of participations, rights and interests in, and obligations of, Luxembourg and non-Luxembourg companies, partnerships or other incorporated or non-incorporated entities;

(b) the acquisition by purchase, subscription, assumption or in any other manner and the transfer by sale, exchange or in any other manner of equity securities, bonds, debentures, notes and other securities or financial instruments of any kind and contracts thereon or related thereto;

(c) the ownership, administration, development and management of a portfolio of assets, including real estate assets and the assets referred to in paragraphs (a) and (b) above;

(d) the holding, acquisition, disposal, development, licensing or sublicensing, and management of, or the investment in, any patents or other intellectual property rights of any nature or origin as well as the rights deriving therefrom;

(e) the issuance of debt and equity securities in any currency and in any form including by way of:
(i) the issue of shares, notes, bonds, debentures or any other form of debt or equity security and in any manner, whether by way of private placement, public offering or otherwise; and
(ii) borrowing from any third party, including banks, financial institutions, or other person whether or not affiliated with the Company;

(f) to the extent permitted under Luxembourg law, the provision of any form of equity or debt funding or any other form of financial assistance in any currency and whether or not financed by any of the methods mentioned in (e) above and whether subordinated or unsubordinated, to any person including to the Company’s subsidiaries, Affiliates and/or any other persons that may or may not be Shareholders or Affiliates of the Company;

(g) the giving of guarantees or the creation of any form of encumbrance or security over all or any of its assets to guarantee or secure its own obligations or those obligations and undertakings of any other companies or persons that may or may not be Shareholders or Affiliates, and, generally, for its own benefit and/or the benefit of any other persons that may or may not be Shareholders or Affiliates of the Company; and

(h) taking any actions designed or intended to protect the Company against credit, currency exchange, interest rate or other risks.

5.3 The objects and powers described in this Article 5 are to be interpreted in their broadest sense and any transaction or agreement which is entered into by the Company that is not inconsistent with the foregoing objects or powers will be deemed to be within the scope of such objects or powers.

SHARES

6. Share Capital and Rights Attaching to Shares

6.1 The authorised share capital of the Company is EUR 55,000,000, divided into (i) 1,000,000,000 Class A common shares, with a par value of EUR 0.01 each (the "Class A common shares”), and (ii) 450,000,000 of Class B common shares, with a par value of EUR 0.10 per share (the “Class B common shares,” and, together with the Class A common shares, the “Common Shares”). The Company shall at all times reserve and keep available out of its authorised but unissued share capital such number of Class A common shares as shall from time to time be sufficient to affect the conversion of all Class B common shares outstanding from time to time in accordance with Article 14.

6.2 6.2 the Share Capital in issue of the company amounts to twenty-one million nine hundred fifty-six thousand two hundred and seven Euro and sixty eight Cents (EUR 21,956,207.68) divided into eighteen million six hundred sixty thousand seven hundred and sixty eight (18,660,768) Class A common shares, with a par value of one Euro Cents (EUR 0.01) each, and two hundred seventeen million six hundred ninety-six thousand (217,696,000) Class B common shares with a par value of ten Euro Cents (EUR 0.10) each. The Company may issue additional shares, including Class A common shares, in accordance with these Articles.

6.3 The holders of Class A common shares shall, subject to these Articles:
(a) be entitled to one vote per Class A common share (being one vote per EUR 0.01 of the share capital);
(b) not be entitled to convert the Class A common shares into any other class of shares;
(c) be entitled, with holders of Class B common shares in accordance with Article 17.2, to such dividends or other distributions as the Company may from time to time declare;

(d) in the event of a winding-up or dissolution of the Company, whether voluntary or involuntary or for the purpose of a reorganisation or otherwise, be entitled, with holders of Class B common shares in accordance with Article 53.2, to the surplus assets of the Company; and

(e) generally be entitled to enjoy all of the rights attaching to shares.
6.4 The holders of Class B common shares shall, subject to these Articles:
(a) be entitled to ten votes per Class B common share (being one vote per EUR 0.01 of the share capital as each Class B common share has a par value of EUR 0.10);

(b) (i) be entitled, at the option of the holder exercised in accordance with Article 14, to convert each Class B common share into one Class A common share at any time, and (ii) be subject to mandatory conversion, as provided in Article 14;

(c) be entitled, with holders of Class A common shares in accordance with Article 17.2, to such dividends or other distributions as the Company may from time to time declare;

(d) in the event of a winding-up or dissolution of the Company, whether voluntary or involuntary or for the purpose of a reorganisation or otherwise be entitled, with holders of Class A common shares in accordance with Article 53.2, to the surplus assets of the Company; and

(e) generally be entitled to enjoy all of the rights attaching to shares.

6.5 The holders of Class A common shares and Class B common shares will vote together on all matters, unless otherwise required by the Act or these Articles.
7. Power to Issue Shares

7.1 Without prejudice to any special rights conferred on the Shareholders of any existing shares or class of shares (which special rights shall not be affected, modified or abrogated except with such consent or sanction as is provided in these Articles), and subject to the provisions of the Act, any share may be issued either at par or at a premium and with such rights and/or restrictions, whether in respect of dividends, voting, return of capital, transferability or otherwise, as the Company may from time to time direct.

7.2 Any share premium created upon the issue of shares pursuant to Article 7.1 shall be available for repayment to the Shareholders, the payment of which shall be within the absolute discretion of the Board.   Without limiting the foregoing, the Board is authorised to use any share premium for the purpose of making any share premium repayment to Shareholders or repurchasing shares of the Company.

7.3 (a)The Board is generally and unconditionally authorised for a period of five years from 3 March 2017, to issue Common Shares, to grant options to subscribe for Common Shares and to issue any other instruments convertible into Common Shares up to a maximum of the authorised but as yet unissued share capital of the Company to such persons and on such terms as the Board determines in its absolute discretion.  The Board may set the subscription price for the Common Shares so issued, as well as determining the form of consideration to be paid for any such Common Shares which may include (i) cash, including the setting off of claims against the Company that are certain, due and payable, (ii) payment in kind, and (iii) reallocation of the share premium, profit reserves or other reserves of the Company. The Board is also authorised to issue Common Shares free of charge within the limitations of Article 32-3 (5bis) of the Act.

(b)Notwithstanding the foregoing, the Board may not pursuant to Article 7.3(a) issue Class B common shares in excess of the 1,111,120 Class B common shares issued on 3 March 2017 except:

(i) in connection with stock splits or share dividends (also known as bonus issues) being made to all holders of outstanding Common Shares in accordance with Article 17.2; or

(ii) in connection with a Reorganisation Event, provided that the number of Class B common shares issued in such Reorganisation Event is substantially the same as or less than the number of Class B common shares received by the Company in such Reorganisation Event as treasury shares which are to be cancelled by the Company in due course; or

(iii) in connection with the conversion, prior to initial public offering of the Company’s Class A common shares, of the Convertible Loan Note that the Company issued to ARD Group Finance Holdings S.A., on 16 September 2016.

The Board is authorised to withdraw or limit the Luxembourg statutory preemption provisions upon the issuance of Common Shares pursuant to the authority conferred by Article 7.3.

7.4 The Board shall be authorised to appoint, in its absolute discretion, a representative, to appear before a public notary in Luxembourg for the purpose of amending the Articles to reflect the changes resulting from the increases to the issued share capital of the Company in accordance with Article 7.3.

8. Variation of Rights Attaching to Shares

Where a resolution of an extraordinary general meeting is such as to change the respective rights of the Class A common shares or the Class B common shares, the Special Resolution must, in order to be valid, fulfil the quorum and majority requirements with respect to each such class of shares.

9. Power of the Company to Purchase or otherwise Acquire its own Shares

9.1 The Company may purchase, acquire or receive its own shares for cancellation or to hold them as Treasury Shares within the limits, and subject to the conditions, set forth in the Act and other applicable laws and regulations.

9.2 Pursuant to and in conformity with the provisions of Article 49-2 of the Act, and in conformity with all other applicable laws and regulations, (including any rules and regulations of any stock market, exchange or securities settlement system on which the shares are traded, as may be applicable to the Company), the Company is authorised to purchase, acquire, receive and/or hold shares, including the Common Shares, from time to time, provided that:

(a) the shares hereby authorised to be purchased shall all be fully paid-up issued shares in the Company;

(b) the maximum number of shares purchased, acquired or received by the Company shall be such that the aggregate nominal value or the aggregate accounting par value of the shares held by persons other than the Company does not fall below the minimum issued share capital prescribed by the Act;

(c) the maximum price which may be paid for each share shall not exceed the Fair Market Value (as defined in Article 9.6);
(d) the minimum price which may be paid for each share shall be the par value of the share;

(e) the acquisitions, including the shares previously acquired by the Company and held by it, and shares acquired by a person acting in his own name but on the Company’s behalf, may not have the effect of reducing the net assets of the Company below the amount mentioned in paragraphs (1) and (2) of Article 72-1 of the Act.

9.3 This authority, (unless previously revoked, varied or renewed by the general meeting) is granted for a period of five years from 3 March 2017.
9.4 This authority relates only to:

(a) one or more market purchases (being a purchase of Class A common shares by the Company of shares offered for sale by any Shareholder on any stock exchange on which the Class A common shares are traded), as the Board shall determine without such acquisition offer having to be made to all Shareholders; and

(b) purchases effected in circumstances other than those referred to in Article 9.4(a), where an offer on the same terms has been made by the Company to all Shareholders in a similar situation.

9.5 The Board shall be authorised to appoint, in its absolute discretion, a representative, to appear before a public notary in Luxembourg for the purpose of amending the Articles to reflect the changes resulting from the cancellation of any shares repurchased in accordance with the terms of this Article 9, if such election is made to cancel the shares.

9.6 For the purposes of this Article 9, "Fair Market Value" means, in respect of any share:

(a) the actual price at which the Company effects a purchase of its own shares pursuant to an announced open market repurchase program on the New York Stock Exchange or, if the Company's shares are not listed on the New York Stock Exchange, on such other securities exchange on which the Company's shares are then listed or traded; or

(b) in the case of any repurchase of shares that is not affected pursuant to an announced open market repurchase program on the New York Stock Exchange or another securities exchange, the fair market value determined in good faith by an independent auditor (réviseur d'entreprises) appointed by the Board on the basis of such information and facts as available to, and deemed relevant by, the independent auditor.

9.7 Voting rights attaching to a Treasury Share shall be suspended and shall not be exercised by the Company while it holds such Treasury Shares and, except where required by the Act, all Treasury Shares shall be excluded from the calculation of any percentage or fraction of the share capital, or shares, of the Company for determining the quorum and majority requirements of any general meeting.  The aforementioned restrictions on voting rights shall apply to shares issued by the Company and held by direct and indirect subsidiaries, in accordance with Article 49bis of the Act.

10. Suspension and/or Waiver of Voting Right; Voting by Incapacitated Holders

10.1 The Board may suspend the right to vote of any Shareholder if such Shareholder does not fulfil his obligations under the Articles (as in effect on 3 March 2017) or any deed of subscription or deed of commitment entered into by such Shareholder.

10.2 Any Shareholder may individually decide not to exercise, temporarily or definitively, such Shareholder’s right to vote all or any of such Shareholder’s shares. Any such Shareholder shall be bound by such waiver, which shall be enforceable by the Company from the date of the Company’s receipt of notice from such Shareholder of such waiver.

10.3 If the voting rights of one or more Shareholders are suspended in accordance with this Article 10 or a Shareholder has temporarily or permanently waived such Shareholder’s voting right in accordance with this Article 10, such Shareholders shall receive notice of and may attend any general meeting of Shareholders but the shares with respect to which such Shareholder does not have, or has waived, voting rights in accordance with this Article 10 shall not be taken into account for determining whether the quorum and majority vote requirements are satisfied.

10.4 A Shareholder of unsound mind, or in respect of whom an order has been made by any court having jurisdiction (whether in Luxembourg or elsewhere) in matters concerning mental disorder, may vote, by such Shareholder’s committee, receiver, guardian or other person appointed by that court and any such committee, receiver, guardian or other person may vote by proxy.  Evidence to the satisfaction of the Board of the authority of the person claiming to exercise the right to vote shall be deposited at the registered office of the Company or at such other place as is specified in accordance with these Articles for the deposit of proxies, not less than forty-eight (48) hours before the time appointed for holding the meeting or adjourned meeting at which the right to vote is exercised, failing which the right to vote shall not be exercised.

11. Statements of Share Ownership

At the request of a Shareholder, the Company shall issue a statement of share ownership evidencing the number of Common Shares registered in such Shareholder’s name in the Register of Shareholders on the date of such statement.

REGISTRATION OF SHARES

12. Register of Shareholders
12.1 The shares are and will remain in registered form (actions nominatives) and the Shareholders are not permitted to request the conversion of their shares into bearer form.
12.2 The Board shall cause to be kept a Register of Shareholders and shall enter therein the particulars required by the Act.

12.3 The Company shall be entitled to treat the registered holder of any share as the absolute owner thereof and accordingly shall not be bound to recognise any equitable claim or other claim to, or interest in, such share on the part of any other person.

12.4 Where shares are recorded in the Register of Shareholders on behalf of one or more persons in the name of a securities settlement system or the operator of such system, or in the name of a professional depository of securities, or any other depository (such system, professional or other depository, being referred to as "Depository") or of a sub-depository designated by one or more Depositories, the Company, subject to it having received from the Depository with which those shares are kept in account satisfactory evidence of the underlying ownership of Common Shares by those persons and their authority to vote the shares, will permit those persons to exercise the rights attaching to those shares, including admission to and voting at general meetings.  A notice may be given by the Company to the holders of shares held through a Depository by giving such notice to the Depository whose name is listed in the Register of Shareholders in respect of the shares, and any such notice shall be regarded as proper notice to all underlying holders of shares.  Notwithstanding the foregoing, the Company shall make payments, by way of dividends or otherwise, in cash, shares or other assets as permitted pursuant to these Articles, only to the Depository or sub-depository recorded in the Register of Shareholders or in accordance with its instructions, and such payment by the Company shall release the Company from any and all obligations in respect of such payment.

12.5 In the case of joint holders of shares, the Company shall treat the first named holder on the Register of Shareholders as having been appointed by the joint holders to receive all notices and to give a binding receipt for any dividend(s) payable in respect of such share(s) on behalf of all joint holders, without prejudice to the rights of the other holders to information as set out in the Act.

13. Transfer of Shares

13.1 Any Shareholder may, subject to the provisions of the Act and the restrictions contained in these Articles, transfer all or any of such Shareholder’s shares by written instrument of transfer; provided that shares listed or admitted to trading on a stock exchange may be transferred in accordance with the rules and regulations of such exchange.

13.2 Any Transfer (as defined below) of a Class B common share that is not first determined by the Board to be a Permitted Transfer shall be a breach of these Articles with the effect that (i) such Class B common share shall immediately be deemed to be an Affected Class B common share with respect to which a Conversion Trigger described in Article 14.3(a)(ii) occurred at the time of the Transfer and (ii) the Board may suspend the voting rights of such Class B common share until such Class B common share is converted in accordance with Article 14.5.

13.3 At such time as a Qualified Holder of a Class B common share ceases to be a Qualified Holder without first effecting a conversion of such Class B common share into a Class A common share, there shall be a breach of these Articles with the effect that (i) such Class B common share shall immediately be considered an Affected Class B common share with respect to which a Conversion Trigger described in Article 14.3(a)(ii) occurred at the time such person ceased to be a Qualified Holder and (ii) the Board may suspend the voting rights of such Class B common share until such Class B common share is converted in accordance with Article 14.5.

13.4 If a holder of Class B common shares wishes to Transfer any such shares, he shall provide notice to the Company, (a) specifying the number of Class B common shares he wishes to Transfer and the identity of the transferee(s) of such shares (which shall not exceed four (4) transferees for any one share), (b) representing to the Company that the proposed Transfer is a Permitted Transfer and (c) describing such holder’s basis for such representation. In determining whether any such Transfer is a Permitted Transfer, the Board may request such additional information from the holder of such Class B common share as it determines is reasonably necessary to enable the Board to make such determination. The Board shall determine whether such Transfer meets (or does not meet) the definition of a Permitted Transfer, which determination will be final and binding on the holder of such share. The Board shall not be required to give any reasons for its determination, and the Company shall not be held liable for any losses resulting from any such determination or any delay by the Board in making such determination.

13.5 The Board may, from time to time, establish such additional policies and procedures (not in violation of the Act or applicable laws or regulations, including these Articles) relating to the Transfer of Class B common shares as the Board may determine necessary or advisable in connection therewith.

13.6 For purposes of this Article 13, a “Transfer” of any Class B common share (a) means any direct or indirect sale, assignment, transfer, conveyance or other transfer or disposition of such Class B common share or any legal or beneficial interest in such share, whether or not for value and whether voluntary or involuntary or by operation of law, including the transfer of voting control with respect to such share by proxy or otherwise, and (b) shall be deemed to occur with respect to a Class B common share held by a Qualified Holder if there occurs any act or circumstance that would result in such person ceasing to be a Qualified Holder, including as a result of the transfer, in one transaction or a series of transactions, of voting securities in such person or the right to elect or appoint the directors or managers of such person to persons who are not otherwise Qualified Holders. “Transferred” shall have a correlative meaning.

Notwithstanding the foregoing, the following shall not be considered a “Transfer” for such purposes:

(a) the granting of a revocable proxy to directors or officers of the Company in connection with actions to be taken at general meetings of the Company;

(b) the entering into a voting trust, agreement or arrangement solely with other holders of Class B common shares, which voting trust, agreement or arrangement is disclosed in writing to the Secretary of the Company;

(c) any change in the trustees or the persons having or exercising voting control over Class B common shares held by any Permitted Entity, so long as, after such change, such Permitted Entity continues to be a Qualified Holder;

(d) the pledging or granting of a security interest over a Class B common share in connection with a bona fide loan or indebtedness transaction and, following acceleration but prior to enforcement, the exercise of or entitlement to voting rights in respect of such share, by the pledgee or holder of such other security interest to the extent provided for in such pledge or security interest, excluding, for the avoidance of doubt, any sale, assignment, transfer, conveyance or other transfer or disposition of such Class B common share as a result of the enforcement of such pledges or security interests;

(e) any existing or replacement pledges of or security interests in Class B common Shares by Parent or any Subsidiary of Parent pursuant to the security documents relating to the 7.125%/7.875% Senior Secured Toggle Notes due 2023 and the 6.625%/7.375% Senior Secured Toggle Notes due 2023 issued by ARD Finance S.A. (or any renewal, extension, substitution, refinancing or replacement of such notes) and, following acceleration but prior to enforcement, the exercise of or entitlement to voting rights in respect of such Class B common shares, by the pledgee or holder of such other security interest to the extent provided for in such pledge or security interest, excluding, for the avoidance of doubt, any sale, assignment, transfer, conveyance or other transfer or disposition of such Class B common shares as a result of the enforcement of such pledges or security interests;

(f) a transfer to the Acquiror pursuant to Article 15; or
(g) any transfer to the Company.
14. Conversion of Class B Common Shares
14.1 All Class B common shares are issued as repurchasable shares (actions rachetables) pursuant to the terms of Article 49-8 of the Act.

14.2 Following the occurrence of a Conversion Trigger, each Class B common share will be converted into one Class A common share at the time and in accordance with the procedures set forth in this Article 14 (the "Conversion").

14.3 For purposes of this Article 14, a “Conversion Trigger” will occur:

(a) with respect to any Class B common share, (i) at any time at the option of the holder of such Class B common share, exercised by notice to the Company, or (ii) upon the holder of such Class B common share ceasing to be a Qualified Holder; or

(b) with respect to all Class B common shares, at such time as the Register of Shareholders reflects (or the Board otherwise determines) that Qualified Holders cease to own, directly or indirectly, in the aggregate, Class B common shares constituting at least ten per cent (10%) of the aggregate number of then issued Common Shares, excluding for purposes of such calculation any Treasury Shares.

14.4 The Board shall effect the Conversion of any Class B common share in respect of which a Conversion Trigger shall have occurred (the “Affected Class B common share”) no later than 14 days following the receipt by the Company of notice to the Company (in the case of the Conversion Trigger described in Article 14.3(a)) or the Company becoming aware of the occurrence of the Conversion Trigger (in the case of a Conversion Trigger described in Article 14.3(b)), provided that the Company shall not be liable for any losses incurred by any person resulting from any delay in effecting any Conversion.
14.5 The Conversion will be implemented in the following manner:

(a) each Affected Class B common share will be repurchased by the Company for its par value, with no cash payment being made to a Shareholder whose Class B common share is being so repurchased (the “Relevant Shareholder”);

(b) the Company shall issue one Class A common share to the Relevant Shareholder for each Affected Class B common share repurchased and the purchase price for each Affected Class B common share shall remain outstanding as a claim of the Relevant Shareholder against the Company which claim will be set off against the subscription price payable by the Relevant Shareholder for each Class A common share;

(c) upon set-off of the claim pursuant to Article 14.5(b) in satisfaction of the subscription price in respect of each Class A common share the Company shall credit EUR 0.09 to the share premium account of the Company and EUR 0.01 to the share capital account of the Company in respect of each Class A common share; and

(d) each Affected Class B common share that is repurchased by the Company will be cancelled by the Company and not available for reissuance.

14.6 In furtherance (but not in limitation) of the provisions of this Article 14, the Chairman for the time being (or some other person appointed by the Company for this purpose) shall be deemed to have been appointed attorney of each of the Relevant Shareholders with full power to execute, complete and deliver, in the name and on behalf of each Relevant Shareholder any closing documents and deliverables as the Board may reasonably require so as to implement a Conversion.

14.7 The Board shall be authorised to appoint, in its absolute discretion, a representative, to appear before a public notary in Luxembourg for the purpose of amending the Articles to reflect the changes resulting from the cancellation of any Class B common shares repurchased, and the corresponding issue of any Class A common shares issued, in accordance with the terms of this Article 14.

14.8 The Company may, from time to time, establish such additional policies and procedures (not in violation of the Act or applicable laws or regulations, including these Articles) relating to the conversion of Class B common shares as the Board may determine necessary or advisable in connection therewith.

15. Compulsory Transfer of Shares

15.1 If, at any time, a person is or becomes, directly or indirectly, the owner of seventy-five per cent (75%) or more of the number of issued shares of the Company, such person (the “Acquiror”) may require the holders (the “Remaining Holders”) of the remaining issued shares of the Company (the “Remaining Shares”) to sell their shares to him. The Acquiror shall exercise his right to acquire such shares by giving notice to the Company (an "Article 15 Notice") that specifies: (a) the identity and contact details of the Acquiror, (b) the price that the Acquiror will pay for the Remaining Shares (being the fair market value thereof as determined in accordance with this Article 15) or, if not yet determined, the identity of the independent investment banking firm of international reputation that will be engaged by the Acquiror (the “Acquiror Expert”) to determine the fair market value of the Remaining Shares; (c) the Acquiror’s sources of payment of the purchase price for the Remaining Shares (which payment must be in the form of cash), and evidence that the Acquiror has secured funds sufficient to make such payment; and (d) subject to this Article 15, any other conditions governing the purchase of the shares.

15.2 Promptly (but, in any event, within fourteen (14) days) following receipt by the Company of an Article 15 Notice, the Company shall (a) serve notice in writing on all the Remaining Holders (the "Compulsory Acquisition Notice"), indicating that the Acquiror has served an Article 15 Notice and outlining the consequences of such service pursuant to this Article 15, (b) the name of the Acquiror Expert retained by the Acquiror to determine the fair market value of the Remaining Shares, and (c) if the Acquiror has so notified the Company, the price determined by the Acquiror Expert as the fair market value of the Remaining Shares (the “Acquiror Purchase Price”). If the Acquiror Purchase Price has not been determined by the Acquiror Expert on the date of the delivery by the Acquiror of the Article 15 Notice, the Acquiror shall cause the Acquiror Expert to determine the Acquiror Purchase Price within 21 days of such date, and shall promptly (but in any event within three (3) days)) following such determination, give notice to the Company thereof. The Company shall promptly thereafter serve notice in writing on all the Remaining Holders indicating the Acquiror Purchase Price.

15.3 If Remaining Holders holding at least 10% of the Remaining Shares object to the Acquiror Purchase Price, such Remaining Holders may provide written notice of such objection to the Acquiror (the “Notice of Objection”), with a copy to the Company, no later than 10 days after the date on which the Company notified the Remaining Holders of the Acquiror Purchase Price. If no Notice of Objection is provided to the Acquiror within such time period, the Acquiror Purchase Price shall be final and binding on the Acquiror and all the Remaining Holders and shall be the “Purchase Price” for purposes of this Article 15. The Acquiror and the objecting Remaining Holders may attempt to agree on the fair market value of the Remaining Shares, and any fair market value agreed by the Acquiror and Remaining Holders holding a majority of the Remaining Shares held by all objecting Remaining Holders shall be final and binding on the Acquiror and all the Remaining Holders and shall the “Purchase Price” for purposes of this Article 15. Failing agreement on such fair market value within 15 days of the date of the Notice of Objection, the objecting Remaining Holders may engage, at the expense of the Company, an investment banking firm of international reputation (the “Remaining Holder Expert”) to determine the fair market value of the Remaining Shares.  The Remaining Holder Expert shall determine such fair market value within 35 days of the date of the Notice of Objection.  If the difference between the fair market value determined by the Remaining Holder Expert and the Acquiror Purchase Price is not more than 10% of the higher valuation, the purchase price for the Remaining Shares shall be the average of the Acquiror Purchase Price and the fair market value determined by the Remaining Holder Expert. If the difference between the fair market value determined by the Remaining Holder Expert and the Acquiror Purchase Price is greater than 10% of the higher valuation, the Acquiror Expert and the Remaining Holder Expert shall select and engage, at the expense of the Company, a third investment banking firm of international reputation to determine the fair market value of the Remaining Shares within 65 days of the date of the Notice of Objection.  The fair market value of the Remaining Shares shall be the average of the fair market value of the two (2) closest valuations of the three (3) investment banking firms, and such valuation shall be final and binding on the Acquiror and all the Remaining Holders (the fair market value as determined by the Acquiror Expert, as agreed by the Acquiror and the objecting Remaining Holders in accordance with the second sentence of this Article 15.3 or as determined by the investment banking firms in accordance with this Article 15.3, the “Purchase Price”). Subject to execution by the Acquiror Expert, the Remaining Holder Expert and the third investment banking firm of customary confidentiality agreements, the Company shall provide each of them with such financial and other information as they reasonably request to enable them to make their determinations under this Article 15; provided that all three (3) investment banking firms shall receive the same financial and other information.  Promptly following the determination of the Purchase Price, the Company shall serve notice in writing on all the Remaining Holders indicating the Purchase Price.

15.4 Upon the service of the Compulsory Acquisition Notice, or, if later, the date on which the Remaining Holders are notified by the Company of the Purchase Price, subject to Article 15.5, each of the Remaining Holders shall be required to sell all of the Remaining Shares held by them to the Acquiror, and, subject to Article 15.4, Article 15.5 and the conditions set forth in the Article 15 Notice, the Acquiror shall be bound to acquire all of such shares, for the Purchase Price, and, in furtherance thereof, pay to the Company at the closing of the sale and purchase of the Remaining Shares, for remittance to the Remaining Holders, the consideration to be paid by the Acquiror for all the Remaining Shares.

15.5 In selling his Remaining Shares to the Acquiror and accepting the Purchase Price therefor, each Remaining Holder shall represent (or be deemed by virtue of Article 15.7 to represent) to the Acquiror that (i) he has full right, title and interest to such shares, (ii) has all necessary power and authority, and has taken all necessary actions to sell such shares to the Acquiror, and (iii) such shares are free and clear of all liens or encumbrances except those imposed by applicable law or these Articles.  Other than the foregoing representations, no Remaining Holder shall be required to make any representations to the Acquiror in connection with the sale of his Remaining Shares under this Article 15. If any Remaining Holder does not (or cannot) make any such representations, or the Acquiror determines before or after its acquisition of the Remaining Shares held by such Remaining Holder that such representations are incorrect, then the Acquiror may, at his option, determine not to acquire such Remaining Holder’s Remaining Shares or, if he has already acquired such shares, pursue any remedies he has against such Remaining Holder for breach of such representations, as applicable.

15.6 The closing of such sale and purchase shall occur as promptly as practicable after the service of the Compulsory Acquisition Notice or the determination of the Purchase Price (whichever is later), provided that no Remaining Holder shall be required to sell, and the Acquiror shall not be required to purchase, any Remaining Shares if such purchase or sale would violate any applicable law, regulation or order.

15.7 Upon the service of the Compulsory Acquisition Notice, the Company shall be required to take all such actions as may reasonably be requested by the Acquiror to enable it to implement the acquisition by it, and registration in the Register of Shareholders in its name (and/or those of its designee(s)), of all of the Remaining Shares on the terms and conditions set forth in this Article 15.

15.8 In furtherance (but not in limitation) of the provisions of this Article 15, the Chairman for the time being (or some other person appointed by the Company for this purpose) shall be deemed to have been appointed attorney of each of the Remaining Holders with full power (and obligation, if so requested by the Acquiror) to execute, complete and deliver, in the name and on behalf of each Remaining Holder (a) a transfer in favor of the Acquiror and/or its designee(s) of all of the shares held by such Remaining Holder against delivery to the Company of the

Purchase Price for such Remaining Holder’s remaining Shares and (b) subject to Article 15.4, such other closing documents and deliverables as the Acquiror may reasonably require so as to vest all rights and entitlements in or in respect of the shares held by such Remaining Holder in the Acquiror and/or its designee(s) (including a power of attorney in favor of the Acquiror and/or its designee(s) to vote and exercise all rights in respect of such shares pending the registration in the Register of Shareholders of the Acquiror and/or its designee(s) as the holder(s) of such shares).

15.9 The Acquiror, on delivery to the Company of the consideration to which the Remaining Holders are entitled in accordance with this Article 15, shall be deemed to have obtained a good discharge for such consideration and, on delivery of such consideration and execution and delivery of the closing documents required to be executed by the Acquiror to effect its purchase of the Remaining Shares, the Acquiror shall be entitled to require the Company to register its name (or that of its designee) in the Register of Shareholders as the holder by transfer of each of the Remaining Shares.

15.10 The Company shall, as soon as practicable after its receipt of the consideration for the Remaining Shares and the other closing documents and deliverables required to effect the transfer of such shares, deliver to each Remaining Holder the consideration to which such Remaining Holder is entitled in accordance with this Article 15 or, if in the opinion of the Board it is not reasonably practical to do so at such time, pay the same into a separate bank account, in the name of the Company and shall hold such consideration in trust for the applicable Remaining Holder until such time as the Board considers it appropriate to release such consideration.

15.11 If, at the end of the 180th day after delivery by the Acquiror of the Article 15 Notice, the sale of all of the Remaining Shares has not been completed because of the failure of the Acquiror to take any action required to effect such sale within such time period, the Article 15 Notice shall be deemed null and void, the Acquiror shall no longer have the right (or obligation) to purchase the Remaining Shares under this Article 15, and each Remaining Holder and the Company shall be released from their obligations under this Article 15 in respect of the sale of the Remaining Shares.

ALTERATION OF SHARE CAPITAL

16. Power to Alter Capital

16.1 The Company may from time to time by Special Resolution and subject to Articles 8 and 54.3 and to any greater quorum or majority requirements as may be provided for in the Act, increase, divide, consolidate, subdivide, change the currency denomination of, diminish or otherwise alter or reduce its share capital in any manner permitted by the Act or these Articles, provided that nothing herein shall affect or diminish the authority granted to the Board under Article 7, Article 9 or Article 14.

16.2 If, following any alteration or reduction of share capital, a Shareholder would receive a fraction of a share, the Board may, subject to the Act, address such issue in such manner as it thinks fit, including by disregarding such fractional entitlement.

DIVIDENDS, OTHER DISTRIBUTIONS AND LEGAL RESERVE

17. Dividends and Other Distributions
17.1 Subject to the provisions of the Act, the general meeting may declare dividends by Ordinary Resolution, but no dividend shall exceed the amount recommended by the Board.

17.2 No dividend or other distribution may be declared or paid in respect of Class B common shares unless a dividend or distribution in the same amount per share is declared or paid at the same time in respect of the Class A common shares, and vice versa, without regard to the par value of the shares. With respect to share dividends (also known as bonus issues), holders of Class B common shares shall receive a relevant number of Class B common shares corresponding to the amount of the dividend and holders of Class A common shares shall receive a relevant number of Class A common shares corresponding to the amount of the dividend.

17.3 The Board may, subject to these Articles and in accordance with the Act, declare an interim dividend (acompte sur dividendes) if it determines that it is appropriate to pay such an interim dividend based on the amount of distributable reserves of the Company. Any such interim dividend will be paid to the Shareholders, in proportion to the number of shares held by them, in accordance with Article 17.2, and such dividend may be paid in cash or wholly or partly in specie in which case the Board may fix the value for distribution in specie of any assets. Any interim dividends declared by the Board and paid during a financial year will be put to the Shareholders at the following general meeting to be declared as final.  The Company shall not be required to pay interest with respect to any dividend or distribution declared by the Company, regardless of when or if paid.

17.4 Subject to applicable laws and regulations, in order for the Company to determine which Shareholders shall be entitled to receipt of any dividend, the Board may fix a record date, which record date will be the close of business (or such other time as the Board may determine) on the date determined by the Board.  In the absence of a record date being fixed, the record date for determining Shareholders entitled to receipt of any dividend shall the close of business in Luxembourg on the day the dividend is declared.

17.5 The Board may propose to the general meeting such other distributions (in cash or in specie) to the Shareholders as may be lawfully made out of the assets of the Company.

17.6 Any dividend or other payment to any particular Shareholder or Shareholders may be paid in such currency or currencies as may from time to time be determined by the Board and any such payment shall be made in accordance with such rules and regulations (including in relation to the conversion rate or rates) as may be determined by the Board in relation thereto.

17.7 Any dividend or other payment which has remained unclaimed for five (5) years from the date the dividend or other payment became due for payment shall, if the Board so resolves, be forfeited and cease to remain owing by the Company.  The payment by the Board of any unclaimed dividend or other moneys payable in respect of a share into a separate account shall not constitute the Company a trustee in respect thereof.

18. Legal Reserve

The Company shall be required to allocate a sum of at least five per cent (5%) of its annual net profit to a legal reserve, until such time as the legal reserve amounts to ten per cent (10%) of the Share Capital in Issue.  If and to the extent that this legal reserve falls below such ten per cent (10%) amount, the Company shall allocate a sum of at least five per cent (5%) of its annual net profit to restore the legal reserve to the minimum amount required by law.

MEETINGS OF SHAREHOLDERS

19. General Meetings

19.1 An annual general meeting shall be held in each year within six (6) months following the end of the financial year at the Company’s registered office or at such other place in Luxembourg as may be specified in the convening notice.

19.2 For at least eight (8) days prior to the annual general meeting, each Shareholder may obtain a copy of the annual accounts of the Company for the preceding financial year at the registered office of the Company and inspect all documents of the Company required by the Act to be made available by the Company for their inspection.

19.3 Other general meetings may be held at such place and time as may be specified in the respective convening notices of the meeting whenever such a meeting is necessary.
20. Record Date For Shareholder Notice; Voting.

20.1 In order for the Company to determine which Shareholders are entitled to notice of or to vote at any meeting of Shareholders or any adjournment thereof, the Board may fix, in advance, a record date, which shall not be more than sixty (60) days before the date of such meeting.  If the Board does not fix a record date, the record date for determining Shareholders entitled to notice of or to vote at a meeting of Shareholders shall be at the close of business in Luxembourg on the day that is not a Saturday, Sunday or Luxembourg public holiday next preceding the day on which notice is given.

20.2 A determination of Shareholders of record entitled to notice of or to vote at a meeting of Shareholders shall apply to any adjournment of the meeting; provided, however, that the Board may, acting in its sole discretion, fix a new record date for the adjourned meeting.

21. Convening of General Meetings

21.1 The Board may convene a general meeting whenever in its judgment such a meeting is necessary. The Board may delegate its authority to call the general meeting to the Chairman or any committee of the Board or to one or more board members by resolution.  The convening notice for every general meeting shall contain the agenda, be communicated to Shareholders in accordance with the provisions of the Act on at least eight (8) clear days’ notice, unless otherwise provided in the Act, and specify the time and place of the meeting and the general nature of the business to be transacted.  The convening notice need not bear the signature of any Director or Officer of the Company.

21.2 The Board shall convene a general meeting within a period of one month upon notice to the Company from Shareholders representing at least ten per cent (10%) of the Share Capital in Issue on the date of such notice. In addition, one or more Shareholders who together hold at least ten per cent (10%) of the Share Capital in Issue on the date of the notice to the Company may require that the Company include on the agenda of such general meeting one or more additional items. Such notice to the Company shall be sent at least five (5) clear days prior to the holding of such general meeting.  The rights of Shareholders under this Article 21.2 to require that a general meeting be convened or an item be included on the agenda for a general meeting shall be subject to compliance by such Shareholders with Article 21.3.

21.3 To be in proper form for purposes of the actions to be taken pursuant to Article 21.2, the notice to the Company given pursuant to Article 21.2 must set forth as to each Shareholder(s) requesting the general meeting or the addition of an item to the agenda for a general meeting: (i) a brief description of, as applicable, the purpose of the general meeting or the business desired to be brought before the general meeting, the text of the proposal or business

(including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend these Articles, the language of the proposed amendment) and the reasons for conducting such business at the general meeting; (ii) the name and record address of such Shareholder(s) and the name and address of the beneficial owner, if any, on whose behalf the business is being proposed, and (iii) the class or series and number of shares of the Company which are registered in the name of or beneficially owned by such Shareholder(s) or beneficial owner (including any shares as to which such Shareholder(s) or beneficial owner has a right to acquire ownership at any time in the future); (iv) a description of all derivatives, swaps or other transactions or series of transactions engaged in, directly or indirectly, by such Shareholder(s) or beneficial owner, the purpose or effect of which is to give such Shareholder(s) or beneficial owner economic risk similar to ownership of shares of the Company; and (v) a description of all agreements, arrangements, understandings or relationships between such Shareholder(s) or beneficial owner and any other person or persons (including their names) in connection with the proposal of such business by such Shareholder(s) and any material interest of such Shareholder(s) or beneficial owner in such business.

21.4 No business may be transacted at a general meeting, other than business that is properly brought before the general meeting by or at the direction of the Board, including upon the request of any Shareholder or Shareholders in accordance with the Act or these Articles. Except as otherwise provided by law, the chairman of the general meeting at which the business proposed by a Shareholder is to be transacted shall have the power and duty to determine whether such Shareholder has complied with this Article 21 in proposing such business, and if any such proposal was not made in accordance with this Article 21, to declare that such proposed business shall not be transacted.

22. Participation by telephone or video conference

The Board may organise participation of the Shareholders in general meetings by telephone or video conference and participation in such a meeting shall constitute presence in person at such meeting. The participation in a meeting by these means is deemed equivalent to a participation in person at the general meeting.

23. Quorum at General Meetings

23.1 At any ordinary general meeting (including the annual general meeting) the holders of in excess of one-third (1/3) of the Share Capital in Issue present in person or by proxy shall form a quorum for the transaction of business.

23.2 At any extraordinary general meeting the holders of in excess of one half (1/2) of the Share Capital in Issue present in person or by proxy shall form a quorum for the transaction of business.
24. Voting on Ordinary and Special Resolutions

24.1 Subject to the Act, any question proposed for the consideration of the Shareholders at any ordinary general meeting shall be decided by the affirmative votes of a simple majority of the votes validly cast on such resolution by Shareholders entitled to vote in accordance with these Articles and in the case of an equality of votes the resolution shall fail.

24.2 Subject to the Act, any question proposed for the consideration of the Shareholders at any extraordinary general meeting shall be decided by the affirmative votes of at least two-thirds (2/3) of the votes validly cast on such resolution by Shareholders entitled to vote in accordance with these Articles.

25. Instrument of Proxy

25.1 A Shareholder may appoint a proxy by an instrument in writing in such form as the Board may approve from time to time and make available to Shareholders to represent such Shareholder at the general meetings of Shareholders.

25.2 The Shareholders may vote in writing (by way of a voting form provided by the Company) on resolutions submitted to the general meeting, provided that the voting form includes (a) the name, first name, address and the signature of the relevant Shareholder, (b) the indication of the shares for which the Shareholder will exercise such right, (c) the agenda as set forth in the convening notice and (d) the voting instructions (approval, refusal, abstention) for each point of the agenda.

25.3 The appointment of a proxy or submission of a completed voting form must be received by the Company no later than forty-eight (48) hours prior to the scheduled meeting date (or such other time as may be determined by the Company and notified in writing to the Shareholders) at the registered office or at such other place or in such manner as is specified in the notice convening the meeting or in any instrument of proxy or voting form sent out by the Company in relation to the meeting at which the person named in the appointment proposes to vote, and appointment of a proxy or the submission of a voting form which is not received in the manner so permitted shall be invalid.

25.4 A Shareholder who is the holder of two or more shares may appoint more than one proxy to represent such Shareholder and vote on his behalf in respect of different shares.
25.5 The decision of the chairman of any general meeting as to the validity of any appointment of a proxy or any voting form shall be final.
26. Adjournment of General Meeting

26.1 The chairman of a general meeting is entitled, at the request or with the authorisation of the Board, to adjourn a general meeting, while in session, for four (4) weeks.  The chairman shall so adjourn the meeting at the request of one or more Shareholders representing at least one tenth (1/10) of the Share Capital in Issue.  No general meeting may be adjourned more than once. Any adjournment of a general meeting shall cancel any resolution passed at such meeting prior to such adjournment.

26.2 Unless the meeting is adjourned to a specific date, place and time announced at the meeting being adjourned, which date, place and time will be publicly announced by the Company, fresh notice of the date, place and time for the resumption of the adjourned meeting shall be given to each Shareholder entitled to attend and vote at the meeting in accordance with these Articles. No business shall be transacted at any adjourned meeting other than business which might properly have been transacted at the meeting had the adjournment not taken place.

DIRECTORS AND OFFICERS

27. Number of Directors

The Board shall consist of no fewer than three (3) Directors and no more than fifteen (15) Directors, with the number of Directors within that range being determined by the Board from time to time.  The Board consists of twelve (12) Directors as of 3 March 2017.

28. Election of Directors

28.1 The Board or one or more Shareholders who together hold at least ten per cent (10%) of the Share Capital in Issue on the date of the notice to the Company may nominate any person for election as a Director. Where any person, other than a person proposed for re-election or election as a Director by the Board, is to be nominated for election as a Director, notice to the Company, complying with the requirements of this Article 28.1, must be given of the intention to nominate such person. Where a person is nominated for election as a Director other than by the Board:

(a) such notice to the Company must set forth: (i) in respect of each person whom the Shareholder proposes to nominate for election as a Director, (A) the name, age, business address and residence address of the person, (B) the principal occupation or employment of the person, (C) the class or series and number of shares of the Company owned beneficially or of record by the person and (D) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of Directors pursuant to applicable laws or regulations or that the Company may reasonably request in order to determine the eligibility of such person to serve as a Director of the Company; (ii) the name and record address of each Shareholder giving the notice and the name and address of the beneficial owner, if any, on whose behalf the person is being nominated; and (iii) the class or series and number of shares of the Company which are registered in the name of or beneficially owned by such Shareholder or beneficial owner (including any shares as to which any such Shareholder or beneficial owner has a right to acquire ownership at any time in the future); (iv) a description of all derivatives, swaps or other transactions or series of transactions engaged in, directly or indirectly, by such Shareholder or beneficial owner, the purpose or effect of which is to give such Shareholder or beneficial owner economic risk similar to ownership of shares of the Company; and (v) a description of all agreements, arrangements, understandings or relationships between such Shareholder or beneficial owner and any other person or persons (including their names) in connection with the proposed nomination by such Shareholder and any material relationship between such Shareholder or beneficial owner and the person proposed to be nominated for election; and

(b) such notice must be accompanied by a written consent of each person whom the Shareholder proposes to nominate for election as a Director to being named as a nominee and to serve as a Director if elected.

28.2 Except as otherwise provided by law, the chairman of the general meeting at which Directors are to be elected shall have the power and duty to determine whether a proposal to elect Directors made by a Shareholder was made in accordance with this Article 28, and if any such proposal was not made in accordance with this Article 28, to declare that such proposal shall be disregarded.

28.3 Except in the case of a vacancy in the office of Director filled by the Board, as provided for in Article 32, the Company may elect Directors by Ordinary Resolution.  In a contested election where the number of persons validly proposed for election or re-election to the Board exceeds the number of seats to be filled on the Board at the applicable general meeting, Directors shall be elected by the votes cast by Shareholders present in person or by proxy at such meeting, such that the persons receiving the most affirmative votes (up to the number of Directors to be elected) shall be elected as Directors at such general meeting, and the affirmative vote of a simple majority of the votes cast by Shareholders present in person or by proxy at such meeting shall not be required to elect Directors in such circumstance. Shareholders shall not be entitled to cumulate their votes in such circumstance, but may only cast a for or against vote for each candidate for each share they own.

29. Classes of Directors

The Directors shall be divided into three (3) classes designated Class I, Class II and Class III.  The Board shall designate the Directors who will initially serve in each of Class I, Class II and Class III. Each class of Directors shall consist, as nearly as possible, of one third (1/3) of the total number of Directors constituting the entire Board.

30. Term of Office of Directors

At the first general meeting which is held after the date of adoption of these Articles for the purpose of electing Directors, the Class I Directors shall be elected for a three (3) year term of office, the Class II Directors shall be elected for a two (2) year term of office and the Class III Directors shall be elected for a one (1) year term of office.  At each succeeding annual general meeting, successors to the class of Directors whose term expires at that annual general meeting shall be elected for a three (3) year term of office.  If the number of Directors is changed, any increase or decrease shall be apportioned by the Board among the classes so as to maintain the number of Directors in each class as near to equal as possible, and any Director of any class elected to fill a vacancy shall hold office for a term that shall coincide with the remaining term of the other Directors of that class, but in no case shall a decrease in the number of Directors shorten the term of any Director then in office.  A Director shall hold office until the annual general meeting for the year in which his term expires, subject to his office being vacated pursuant to Article 32.

31. Removal of Directors
31.1 The mandate of any Director may be terminated, at any time and with or without cause, by the general meeting of Shareholders by means of an Ordinary Resolution in favour of such termination.

31.2 If a Director is removed from the Board under Article 31.1, the Shareholders may by means of an Ordinary Resolution fill the vacancy at the meeting at which such Director is removed, provided that any nominee for the vacancy who is proposed by Shareholders shall be proposed in accordance with Article 28.1.

32. Vacancy in the Office of Director
32.1 The office of Director shall be vacated if the Director:
(a) is removed from office pursuant to these Articles or is prohibited from being a Director by law;
(b) is or becomes bankrupt, or makes any arrangement or composition with his creditors generally;
(c) is or becomes of unsound mind or dies; or
(d) resigns his office by notice to the Company.

32.2 The Board shall have the power to appoint any person as a Director to fill a vacancy on the Board occurring for any reason other than where the appointment of a Director to fill a vacancy has been made by the Shareholders in accordance with Article 31.2.  A Director so appointed shall be appointed to the class of Directors that the Director he is replacing belonged to, provided that such Director shall hold office only until ratification by the Shareholders of his appointment at the next following general meeting and, if such general meeting does not ratify the appointment, such Director shall vacate his office at the conclusion thereof.

33. Remuneration of Directors

The remuneration (if any) of the Directors shall be determined by the Board subject to ratification by Shareholders at a general meeting of Shareholders. Such remuneration shall be deemed to accrue from day to day. Any Director who holds an executive office (including for this purpose the office of Chairman) or who serves on any

Board committee, or who otherwise performs services that in the opinion of the Board are outside the scope of the ordinary duties of a director, may be paid such additional remuneration for such additional services as the Board may determine. The Directors may also be paid all travel, hotel and other expenses properly incurred by them in attending and returning from Board meetings or general meetings, or in connection with the business of the Company or their duties as Directors generally.

34. Directors to Manage Business

The business of the Company shall be managed and conducted by or under the direction of the Board.  In managing the business of the Company, the Board may exercise all such powers of the Company as are not, by the Act or by these Articles, required to be exercised by the Company in general meeting.

35. Powers of the Board of Directors

Without limiting the powers of the Board as described in Article 34, the Board shall represent and bind the Company vis-à-vis third parties and may:

(a) appoint, suspend, or remove any manager, secretary, clerk, agent or employee of the Company and may fix their remuneration and determine their duties;

(b) exercise all the powers of the Company to borrow money and to mortgage or charge or otherwise grant a security interest in its undertaking, property and uncalled capital, or any part thereof, and may authorise the issuance by the Company of debentures, debenture stock and other securities whether outright or as security for any debt, liability or obligation of the Company or any third party;

(c) appoint one or more persons to the office of chief executive officer of the Company, who shall, subject to the control of the Board, supervise and administer all of the general business and affairs of the Company;

(d) appoint a person to act as manager of the Company's day-to-day business (délégué à la gestion journalière) and may entrust to and confer upon such manager such powers and duties as it deems appropriate for the management and conduct of such daily management and affairs of the Company;

(e) by power of attorney, appoint any one or more persons, whether nominated directly or indirectly by the Board, to be an attorney of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Board) and for such period and subject to such conditions as it may think fit and any such power of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Board may think fit and may also authorise any such attorney to sub-delegate all or any of the powers, authorities and discretions so vested in the attorney;

(f) delegate any of its powers (including the power to sub-delegate) to one or more committees of one or more persons appointed by the Board which may consist partly of non-Directors, provided that every such committee shall consist of a majority of Directors and shall conform to such directions as the Board shall impose on them, and the meetings and proceedings of any such committee shall be governed by the provisions of these Articles regulating the meetings and proceedings of the Board, so far as the same are applicable and are not superseded by directions imposed by the Board;

(g) delegate any of its powers (including the power to sub-delegate) to any person on such terms and in such manner as the Board may see fit (not exceeding those vested in or exercisable by the Board);

(h) present any petition and make any application in connection with the liquidation or reorganisation of the Company, take any action, both as plaintiff and as defendant before any court, obtain any judgments, decrees, decisions, awards and proceed therewith to execution, acquiesce in settlement, compound and compromise any claim in any manner determined by the Board to be in the interest of the Company;

(i) in connection with the issue of any share, pay such commission and brokerage as may be permitted by law;

(j) subject to the provisions of Article 33, provide benefits, whether by way of pensions, gratuities or otherwise, for any Director, former Director or other officer or former officer of the Company or to any person who holds or has held any employment with the Company or any of its Subsidiaries or associated companies or any predecessor of the Company or of any such Subsidiary or associated company and to any member of his family or any person who is or was dependent on him, and may set up, establish, support, alter, maintain and continue any scheme for providing all or any such benefits, and for such purposes any Director may be, become or remain a member of, or rejoin, any scheme and receive or retain for his own benefit all benefits to which such Director may be or become entitled thereunder, and the Board may authorise the payment out of the funds of the Company of any premiums, contributions or sums payable by the Company under the provisions of any such scheme in respect of any of the persons described in this Article 35(j); and

(k) authorise any person or persons to act on behalf of the Company for any specific purpose and in connection therewith to execute any deed, agreement, document or instrument on behalf of the Company.

36. Appointment of Chairman and Secretary

36.1 A Chairman may be appointed by the Board from among its members from time to time for such term as the Board deems fit. Unless otherwise determined by the Board, the Chairman shall preside at all meetings of the Board and the Shareholders.  In the absence of the Chairman from any meeting of the Board or the Shareholders, the Board shall designate an alternative person to serve as the chairman of such meeting.

36.2 A Secretary may be appointed by the Board from time to time for such term as the Board deems fit. The Secretary need not be a Director and shall be responsible for (i) sending convening notices of general meetings as per the instruction of the Board, (ii) calling Board meetings as per the instruction of the Chairman, (iii) keeping the minutes of the meetings of the Board and of the Shareholders and (iv) any other duties entrusted from time to time to the Secretary by the Board.

37. Appointment, Duties and Remuneration of Officers
37.1 The Board may appoint such Officers (who may or may not be Directors) as the Board may determine for such terms as the Board deems fit.
37.2 The Officers shall have such powers and perform such duties in the management, business and affairs of the Company as may be designated by resolution of the Board from time to time.
37.3 The Officers shall receive such remuneration as the Board may determine.
38. Indemnification of Directors and Officers

38.1 The Directors, Chairman, Secretary and other Officers (such term to include any person appointed to any committee by the Board) acting in their capacities as such or, at the request of the Company, as a director, officer, employee or agent of another person, including any Subsidiary of the Company, or as the liquidator or trustee (if any) for the Company or any Subsidiary thereof, and every one of them (whether for the time being or formerly), and their heirs, executors and administrators (each, an "indemnified party"), shall, to the extent possible under applicable law, be indemnified and held harmless by the Company from and against all actions, costs, charges, losses, damages and expenses which any of them incur or sustain by or by reason of any act performed or omitted to be performed by any Director, Chairman, Secretary or Officer in their capacities as such or in the other capacities described above, and, to the extent possible under applicable law, no Director, Chairman, Secretary or Officer shall be liable for the actions, omissions or defaults of any other indemnified party, or for the actions of any advisors to the Company or any other persons, including financial institutions, with whom any moneys or assets belonging to the Company are lodged or deposited for safe custody, or for insufficiency or deficiency of any security received by the Company in respect of any of its moneys or assets, or for any other loss, misfortune or damage which may happen in the course of their serving as a Director, Chairman, Secretary or Officer of the Company or, at the request of the Company, as a director, officer, employee or agent of another person, including any Subsidiary of the Company, or as the liquidator or trustee (if any) for the Company or any Subsidiary thereof, or in connection therewith, provided that these indemnity and exculpation provisions shall not extend to any matter in respect of any fraud or dishonesty, gross negligence, wilful misconduct or action giving rise to criminal liability in relation to the Company which may attach to any of the indemnified parties.  Each Shareholder agrees to waive any claim or right of action such Shareholder might have, whether individually or by or in the right of the Company, against any Director, Chairman, Secretary or Officer on account of any action taken by such person, or the failure of such person to take any action in the performance of his duties with or for the Company or, at the request of the Company, any other person, provided that such waiver shall not extend to any matter in respect of any fraud or dishonesty, gross negligence, wilful misconduct or action giving rise to criminal liability in relation to the Company which may attach to such person.

38.2 The Company may, to the extent possible under applicable law, purchase and maintain insurance for the benefit of any Director or Officer against any liability (to the extent permitted by law) incurred by him under the Act in his capacity as a Director or Officer or indemnifying such Director or Officer in respect of any loss arising or liability attaching to him by virtue of any rule of law in respect of any negligence, default, breach of duty or breach of trust of which the Director or Officer may be guilty in relation to the Company or any Subsidiary thereof.

38.3 The Company may, to the extent possible under applicable law, advance moneys to an indemnified party for the costs, charges and expenses incurred by such indemnified party in defending any civil or criminal proceedings against such person, on condition that such indemnified party shall repay the advance if any allegation of fraud or dishonesty in relation to the Company is proved against such person.

38.4 The rights conferred on indemnified parties under this Article 38 are contract rights, and any right to indemnification or advancement of expenses under this Article 38 shall not be eliminated or impaired by an amendment to these Articles after the occurrence of the act or omission with respect to which indemnification or advancement of expenses is sought.

38.5 The Company is authorised to enter into agreements with any indemnified party providing indemnification or advance of expenses rights to any such person, to the extent possible under applicable law.

39. Binding Signatures

Towards third parties, the Company is in all circumstances committed either by the joint signatures of any two (2) Directors or by the sole signature of the delegate of the Board acting within the limits of his powers.

MEETINGS OF THE BOARD OF DIRECTORS

40. Board Meetings

40.1 The Board may meet for the transaction of business, adjourn and otherwise regulate its meetings as it sees fit. Each Director shall have one (1) vote, and a resolution put to the vote at a Board meeting shall be carried by the affirmative votes of a majority of the votes cast and in the case of an equality of votes, the resolution shall fail and the Chairman of the meeting shall not have a casting vote.

40.2 Each Director present at a meeting of the Board shall, in addition to his or her own vote, be entitled to one (1) vote in respect of each other Director not present at the meeting who shall have authorised such Director in respect of such meeting to vote for such other Director in the absence of such other Director.

40.3 Any such authority may relate generally to all meetings of the Board or to any specified meeting or meetings and must be in writing and may be sent by mail, facsimile or electronic mail (with customary proof of confirmation that such notice has been transmitted) or any other means of communication approved by the Board and may bear a printed or facsimile signature of the Director giving such authority.  The authority must be delivered to the Company for filing prior to or must be produced at the meeting at which a vote is to be cast pursuant thereto.

41. Notice of Board Meetings

A Director may, and the Secretary on the requisition of a Director shall, at any time convene a Board meeting. Notice of a Board meeting shall be deemed to be duly given to a Director if it is given to such Director verbally (including in person or by telephone) or otherwise communicated or sent to such Director by mail or facsimile or electronic mail (with customary proof of confirmation that such notice has been transmitted) at such Director's last known address or in accordance with any other instructions given by such Director to the Company for this purpose.

42. Participation by telephone or video conference

Directors may participate in any meeting by video conference or by such telephonic or other communication facilities or means as permit all persons participating in the meeting to communicate with each other simultaneously, and participation in such a meeting shall constitute presence in person at such meeting.

43. Quorum at Board Meetings

The quorum necessary for the transaction of business at a Board meeting shall be two (2) Directors present in person.

44. Board to Continue in the Event of Vacancy

The Board may act notwithstanding any vacancy in its number, provided that, if the number of Directors is less than the number fixed by the Act as the minimum number of directors, the continuing Director(s) shall, on behalf of the Board, summon a general meeting for the purpose of appointing new Directors to fill the vacancies or for the purpose of adopting any measures within the competence of the general meeting.

45. Written Resolutions

A resolution signed by all the Directors, which may be in counterparts, shall be as valid as if it had been passed at a Board meeting duly called and constituted, such resolution to be effective on the date on which the resolution is signed by the last Director.

46. Validity of Acts of Directors

All actions taken at any meeting of the Board or by any Director, notwithstanding that it is subsequently discovered that there was a defect in the appointment of a Director or that a Director was disqualified from holding office or had vacated office, shall be as valid as if such Director had been duly appointed, was qualified or had continued to be a Director and had been entitled to take any such action.

CORPORATE RECORDS

47. Minutes of the Meetings of the Shareholders
47.1 The minutes of general meetings of Shareholders shall be drawn up and shall be signed by the Chairman of the general meeting.
47.2 Copies of or extracts from the minutes of the general meeting of Shareholders may be certified by the Chairman or the Secretary.
48. Minutes of the Meetings of the Board

The minutes of any meeting of the Board, or extracts thereof, shall be signed by the Chairman or the member of the Board who presided at such meeting.

49. Place Where Corporate Records Kept

Minutes prepared in accordance with the Act and these Articles shall be kept by the Secretary at the registered office of the Company.

50. Service of Notices

50.1 A notice (including a notice convening a general meeting) or any other document to be served or delivered by the Company to Shareholders pursuant to these Articles may be served on or delivered to any Shareholder by the Company:

(a) by hand delivery to such Shareholder or his authorised agent (and in the case of a notice convening a general meeting, only if such Shareholder has individually agreed to receive notice in such manner);

(b) by mailing such notice or document to such Shareholder at his address as recorded in the Register of Shareholders (and in the case of a notice convening a general meeting, only if such Shareholder has individually agreed to receive notice in such manner);

(c) by facsimile telecommunication, when directed to a number at which such Shareholder has individually consented in writing to receive notices or documents from the Company (including a notice convening a general meeting);

(d) by electronic mail, when directed to an electronic mail address at which such Shareholder has individually consented in writing to receive notice or documents from the Company (including a notice convening a general meeting); or

(e) by registered letter to such Shareholder at his address as recorded in the Register of Shareholders in respect of a notice convening a general meeting in circumstances where a Shareholder has not individually consented to receiving notice by other means of communication.

50.2 Where a notice or document is served or delivered pursuant to Article 50.1(a), the service or delivery thereof shall be deemed to have been affected at the time such notice or document was delivered to the Shareholder or his authorised agent.

50.3 Where a notice or document is served or delivered pursuant to Article 50.1(b), service or delivery thereof shall be deemed to have been affected at the expiration of forty-eight (48) hours after such notice or document was mailed. In proving service or delivery it shall be sufficient to prove that the envelope containing such notice or document was properly addressed, stamped and mailed.

50.4 Where a notice or document is served or delivered pursuant to Article 50.1(c) or Article 50.1(d), service or delivery thereof shall be deemed to be affected at the time the facsimile or electronic mail was sent, as evidenced by the records of the Company generated at such time and available to the recipient of such electronically transmitted notice or document upon his request.

50.5 Without prejudice to the provisions of Articles 50.1(b) and 50.3, if at any time by reason of the suspension or curtailment of postal services within Luxembourg, the Company is unable to convene a general meeting by notices sent through the mail, a general meeting may be convened by a notice advertised in at least one (1) leading national daily newspaper in Luxembourg, filed with the register of commerce and companies and published on the Recueil Electronique des Sociétés et Associations at least fifteen days before the affected general meeting. In such case, such notice shall be deemed to have been duly served on all Shareholders entitled thereto at noon on the day on which such advertisement shall appear.  In any such case the Company shall send, from Luxembourg or elsewhere (as the Board in its opinion considers practical), confirmatory copies of the notice convening the general meeting at least eight (8) days before the meeting by mail (or by facsimile or electronic mail in the case of Shareholders who have consented in writing to receive notices by facsimile or electronic mail as described in Article 50.1(c) and Article 50.1(d)) to those Shareholders whose registered addresses are outside Luxembourg or are in areas of Luxembourg unaffected by such suspension or curtailment of postal services. If at least eight (8) days prior to the time appointed for the holding of the general meeting, the mailing of notices to Shareholders in Luxembourg, or any part thereof that was previously affected, has again (in the opinion of the Board) become practical, to the extent such Shareholders have not received notices convening such meeting by facsimile or electronic mail, the Company shall send confirmatory copies of the notice by mail to such Shareholders. The accidental omission to give any such confirmatory copy of a notice of a general meeting to, or the non-receipt of any such confirmatory copy by, any Shareholder (whether by mail or, if applicable, facsimile or electronic mail) shall not invalidate the proceedings at such general meeting, and no proof need be given that this formality has been complied with.

50.6 Notwithstanding anything contained in this Article 50, the Company shall not be obliged to take account of or make any investigations as to the existence of any suspension or curtailment of postal services within or in relation to all or any part of any jurisdiction or other area other than Luxembourg.

FINANCIAL YEAR

51. Financial Year

The financial year of the Company shall begin on 1 January and shall end on 31 December in each year.

AUDITOR

52. Appointment of Auditor
52.1 The operations of the Company shall be supervised by one or several approved statutory auditors (réviseur(s) d'entreprises agréé) as applicable.

52.2 Subject to the Act, the Shareholders shall appoint the auditor(s) selected by the audit committee of the Company to hold office for such term as the Shareholders deem fit but not exceeding six (6) years or until a successor is appointed.  The auditor shall be eligible for re-appointment.

52.3 The Auditor may be a Shareholder but no Director, Officer or employee of the Company shall, during his continuance in office, be eligible to act as an Auditor of the Company.

VOLUNTARY WINDING-UP AND DISSOLUTION

53. Winding-Up

53.1 The Company may be dissolved at any time by the Shareholders by means of a Special Resolution. In the event of dissolution of the Company, liquidation shall be carried out by one or more liquidators, who may be natural or legal persons, appointed by the general meeting, which shall determine the powers and remuneration of such liquidators.

53.2 If the Company shall be dissolved and the assets available for distribution among the Shareholders shall be insufficient to repay the total paid up share capital of the Class A common shares and one-tenth (1/10) of the paid up share capital of the Class B common shares, such assets shall be distributed to the Shareholders in proportion to the number of shares held by them, without regard to the par value of their shares. If in a dissolution the assets available for distribution among the Shareholders shall be more than sufficient to repay the total paid up share capital of the Class A common shares and one-tenth (1/10) of the paid up share capital of the Class B common shares at the commencement of the dissolution, the excess shall be distributed among the Shareholders in proportion to the number of shares held by them at the commencement of the dissolution, without regard to the par value of their shares.

53.3 The liquidator may, with the sanction of the Shareholders by means of an Ordinary Resolution, divide amongst the Shareholders in specie or in kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may, for such purpose, set such value as the liquidator deems fair upon any property to be divided as aforesaid and, subject to these Articles and the rights attaching to each share, may determine how such division shall be carried out as between the Shareholders or different classes of Shareholders. The determinations of the liquidator in respect of the distributions described in Article 53.2 and this Article 53.3 shall be final.

CHANGES TO CONSTITUTION

54. Changes to Articles

54.1 No Article may be rescinded, altered or amended and no new Article may be made save in accordance with the Act and until it has been approved by the Shareholders by means of a Special Resolution or approved by the Board in accordance with these Articles.

54.2 The following provisions of these Articles may not be rescinded, altered or amended until such rescission, alteration or amendment has been approved by the affirmative vote of a simple majority of the votes validly cast by holders of Class A common shares voting as a class at an ordinary general meeting at which the holders of in excess of one-third (1/3) of the Class A common shares are present in person or by proxy and subject to any applicable greater quorum or majority requirements as may be provided for in the Act: Articles 6.4 and 6.5, Article 7.3(b), Article 10.1, Article 13, Article 14, Article 15, Article 17.2 and this Article 54, including in each case any related definitions, except to the extent any such rescission, alteration or amendment is intended to correct a manifest error or otherwise would not adversely affect the holders of Class A common shares.

54.3 Notwithstanding Article 7.1, except as provided in clauses (i) and (ii) of  Article 7.3(b), Shareholders shall not, whether by granting authorisation to the Board to do so from authorised share capital or resolving upon such issuance at a general meeting, approve the issuance by the Company of Class B common shares unless such authorisation or issuance has been approved by the affirmative vote of a simple majority of the votes validly cast by holders of Class A common shares voting as a class at an ordinary general meeting at which the holders of in excess of one-third (1/3) of the Class A common shares are present in person or by proxy, subject to any applicable greater quorum or majority requirements as may be provided for in the Act.

55. Governing Law
55.1 All matters not governed by these Articles shall be determined in accordance with the laws of Luxembourg.

55.2 Notwithstanding anything contained in these Articles, the provisions of these Articles are subject to any applicable law and legislation, including the Act, except where these Articles contain provisions which are stricter than those required pursuant to any applicable law and legislation, including the Act.

55.3 Should any clause of these Articles be declared null and void, this shall not affect the validity of the other clauses of these Articles.
55.4 In the case of any divergences between the English and the French text, the English text will prevail.